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                                                                   Exhibit 10.03

                         AMENDMENT TO GUARANTY AGREEMENT

         THIS AMENDMENT (the "Amendment"), dated as of April __, 2002, is made by and between NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the "Guarantor"), and DOMINION MICHIGAN PRODUCTION SERVICES, INC., a Michigan corporation (the "Seller").

                                    RECITALS

         A. The Guarantor and the Seller are parties to a Limited Recourse Guaranty Agreement dated as of March 21, 2001 (the "Guaranty Agreement").

         B. The Guarantor anticipates raising additional funds through an initial public offering of shares of its common stock and warrants to purchase shares of its common stock that is to be underwritten in part by Neidiger/Tucker/Bruner, Inc. and that is anticipated to take place in 2002.

         C. The Guarantor has requested that certain amendments be made to the Guaranty Agreement, which the Seller is willing to make pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. Capitalized terms used in this Amendment which are defined in the Guaranty Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

                  2. Section 11(g) of the Guaranty Agreement is hereby amended adding the following language to the beginning of the first sentence of that Section:

                  "Other than those payments and distributions contemplated by the IPO (as defined in Section 12 hereof),"

                  3. Section 12 of the Guaranty Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 12. Initial Public Offering. Guarantor presently plans to raise additional funds through a public offering (the "IPO") and agrees that to the extent Buyer has not discharged its obligations under the Purchase Money Documents, the first $3,500,000 of the net proceeds of the IPO shall be applied to the unpaid balance of the Deferred Purchase Price plus any accrued interest."

                  4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Guaranty Agreement shall remain in full force and effect.

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                  5. Applicable Law. This Amendment shall be governed by the laws of Michigan.

                  6. References. All references in the Guaranty Agreement to "this Guaranty" shall be deemed to refer to the Guaranty Agreement as amended hereby; and any and all references in the Asset Purchase Agreement to the Guaranty Agreement shall be deemed to refer to the Guaranty Agreement as amended hereby.

                  7. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

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NATURAL GAS SERVICES GROUP, INC.                                   DOMINION MICHIGAN PRODUCTION SERVICES, INC.
By:                                                                By:
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Name:                                                              Name:
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Its:                                                               Its:
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